UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2015

MPM HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-201338	47-1756080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

MOMENTIVE PERFORMANCE MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

260 Hudson River Road

Waterford, NY 12188

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (518) 237-3330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2015, the board of directors of MPM Holdings Inc. (“MPM Holdings”) and Momentive Performance Materials Inc. (“Momentive”) appointed Suraj Kunchala, age 39, as Vice President & General Controller, the principal accounting officer, of MPM Holdings and Momentive, respectively. Prior to this role, Mr. Kunchala served as Director, Controllership of Momentive. Mr. Kunchala joined Momentive in 2008 and has held various positions within the Controllership and External Reporting functions. Prior to joining Momentive, he worked for both KPMG LLP and PricewaterhouseCoopers LLP within their audit practices. Mr. Kunchala replaces Billie Jo Cuthbert, who previously served as Vice President & General Controller of Momentive, the principal accounting officer of Momentive, and Vice President & General Controller of MPM Holdings. Mrs. Cuthbert now serves as Senior Director, Total Rewards of Momentive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2015

MPM HOLDINGS INC.

By:	/s/ Erick R. Asmussen
Erick R. Asmussen
Senior Vice President and Chief Financial Officer

MOMENTIVE PERFORMANCE MATERIALS INC.

By:	/s/ Erick R. Asmussen
Erick R. Asmussen
Senior Vice President and Chief Financial Officer